EXHIBIT 10.1
AMENDMENT NO. 1
     AMENDMENT NO. 1 (this “Amendment”), dated as of September 17, 2007 to the Loan Agreement dated as of November 14, 2006 ( the “Loan Agreement”), by and among Professional Veterinary Products, Ltd., a Nebraska corporation (“PVPL”), ProConn, LLC, a Nebraska limited liability company (“ProConn”), Exact Logistics, LLC, a Nebraska limited liability company (“Exact”) together with PVPL and ProConn, collectively and individually herein referred as “Borrower” and First National Bank of Omaha (“FNBO”), a national banking association (“Lender”).
RECITALS
I.     Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.
II.    Among other things, under Section 6.2(e) of the Loan Agreement, Borrower cannot make, create, incur, assume, or suffer to exist any mortgage, pledge, security interest, encumbrance, lien or charge of any kind or restriction upon the use of any property or assets secured in accordance with or pursuant to the Loan Agreement, except purchase money liens or security interests in an aggregate amount less than Fifty Thousand and 00/100 Dollars ($50,000.00).
III.   The Borrower has now requested that the limitation on purchase money security interest liens described above be amended to allow the Borrower to grant Hill’s Pet Nutrition Sales, Inc. a purchase money security interest in all products acquired from Hill’s including but not limited to Hill’s Prescription Diet and/or Hill’s Science Diet, together will all proceeds from the sale of such Hill’s branded products.
     Accordingly, in consideration of the Recitals and the terms and conditions herein set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and Lender hereby agree as follows:
     1.   Section 1.2(l) of the Loan Agreement (Definitions) is amended to add the following:
“(11) It is not a Receivable arising from any Inventory which is acquired from Hill’s Pet Nutrition Sales, Inc. and subject to the Security Agreement dated as of September 17, 2007 by and between Hill’s Pet Nutrition Sales, Inc. and PVPL.”
     2.   Section 1.2(m) of the Loan Agreement (Definitions) is amended to add the following:
“(9) It is not Inventory acquired from Hill’s Pet Nutrition Sales, Inc. and subject to the Security Agreement dated as of September 17, 2007 by and between Hill’s Pet Nutrition Sales, Inc. and PVPL.”

     3.   Section 6.2 of the Loan Agreement (Negative Covenants) is hereby amended by restating Section 6.2 in its entirety as follows:
“Section 6.2 Liens. Borrower shall not make, create, incur, assume or suffer to exist any mortgage, pledge, security interest, encumbrance, lien or charge of any kind, or restriction upon the use of any property or assets secured in accordance with or pursuant to this Agreement except (a) the security interest, liens and encumbrances granted in connection with or pursuant to this Agreement, (b) liens for taxes or assessments or other governmental charges to the extent not yet delinquent or being contested in accordance with Section 5.4 above, (c) liens arising out of a judgment against Borrower for payment of money with respect to which an appeal is being prosecuted and a stay of execution pending such appeal has been secured, (d) pledges or deposits to secure obligations under workmen’s compensation laws, unemployment insurance and social security laws, or to secure the performance of bids, tenders, contracts (other than for payment of borrowed money) or leases or to secure statutory obligations or security or appeal bonds, or to secure indemnity, performance or other similar bonds in the ordinary course of business consistent with past practice and (e) except for the purchase money security interest lien granted by Borrower to Hill’s Pet Nutrition Sales, Inc. pursuant to that Security Agreement dated as of September 17, 2007, purchase money liens or security interests (which term for purposes hereof shall include conditional sales agreements or other title retention agreements or leases) upon or in property acquired after the date hereof, in an aggregate amount less than $50,000, provided that such liens or security interests shall extend only to the property then being acquired and fixed improvements then or thereafter erected thereon.”
     4.   Effectiveness. This Amendment shall become effective when it has been executed by the Borrower and the Lender.
     5.   Continuing Validity of Loan Documents. Borrower hereby (a) reaffirms and admits the validity and enforceability of the Loan Agreement and all of the obligations of the Borrower thereunder, (b) agrees and admits that no Borrower has any defenses to or offsets against any such obligation and (c) certifies that, immediately after giving effect to this Amendment, (i) no Default shall exist and (ii) each of the representations and warranties contained in the Loan Agreement and each related document shall be true and correct with the same effect as though such representation and warranty had been made on the date hereof, except to the extent such representation and warranty specifically relates to an earlier date, in which case such representation and warranty shall have been true and correct on and as of such earlier date.
     6.   Limitations. In all other respects, the Loan Agreement and related documents shall remain in full force and effect, and no amendment or waiver in respect of any term or condition of any Loan Document shall be deemed (i) to be an amendment or waiver in respect of any other term or condition contained in any Loan Document or (ii) to prejudice any right or rights of the Lender which it may now have or may have in the future under or in connection with the Loan Agreement or any of the related Loan Documents.

     7.   Counterparts. This Amendment may be executed in counterpart all of which, taken together, shall constitute one agreement.
     8.   Governing Law. THIS AMENDMENT IS BEING EXECUTED AND DELIVERED IN, AND IS INTENDED TO BE PERFORMED IN, THE STATE OF NEBRASKA, AND SHALL BE CONSTRUED AND ENFORCEABLE IN ACCORDANCE WITH, AND BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEBRASKA, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.
     AS EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Amendment to be executed on its on its behalf.

Professional Veterinary Products, Ltd., a Nebraska corporation
By:	/s/ Neal B. Soderquist
Neal B. Soderquist, its Chief Financial Officer

ProConn, LLC, a Nebraska limited liability corporation, its Manager and sole Member
By:	/s/ Neal B. Soderquist
Neal B. Soderquist, its Chief Financial Officer

Exact Logistics, LLC, a Nebraska limited liability company By: Professional Veterinary Products, Ltd., a Nebraska corporation its Manager and sole Member

By:	/s/ Neal B. Soderquist
Neal B. Soderquist, its Chief Financial Officer

First National Bank of Omaha, a national banking association

By:	/s/ Donald L. Erikson
Name:	Donald L. Erikson
Title:	Vice President

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